Exhibit 99.1

MAXIMUS Reports Fiscal 2010 Third Quarter Results

-Record Revenue of $210.7 million and Record Diluted EPS of $0.91 from Continuing Operations-

RESTON, Va.--(BUSINESS WIRE)--August 5, 2010--MAXIMUS, Inc. (NYSE:MMS), a leading provider of government services worldwide, today reported results for the three months ended June 30, 2010.

Highlights for the third quarter include:

  Revenue growth of 19.4% to a record of $210.7 million, compared to the third quarter of last year,
  Record third quarter earnings from continuing operations of $0.91 per diluted share, a 25% increase compared to adjusted earnings from continuing operations of $0.73 per diluted share last year,
  Cash provided by operating activities from continuing operations of $49.6 million, with free cash flow of $43.2 million, resulting in cash and cash equivalents totaling $153.1 million at quarter end, and
  Year-to-date new sales awards totaling $379 million through July 30, 2010; new contracts pending of $916 million and a robust sales pipeline totaling $1.8 billion at July 30, 2010.

Revenue for the third quarter increased 19.4% over the same period last year (or 15.9% on a constant currency basis) to $210.7 million, driven primarily by the Company’s international employment services operations in Australia and the United Kingdom. Revenue was slightly lower than expected as a result of lower volumes on certain performance-based projects where the Company effectively managed costs to achieve margin and earnings. For the fiscal 2010 third quarter, organic revenue grew 16.0% (or 12.5% on a constant currency basis) compared to the same period last year.

Net income from continuing operations for the third quarter increased to $16.4 million. Earnings from continuing operations in the fiscal 2010 third quarter increased 25% to $0.91 per diluted share compared to adjusted earnings from continuing operations of $0.73 per diluted share last year, which excluded $0.16 of legal and settlement recovery.

“Our record results for the third quarter reflect the increasing positive contribution from our international operations,” commented Richard A. Montoni, President and Chief Executive Officer of MAXIMUS. “Our emphasis on results-driven performance resonates with government clients around the world who seek to maximize results in a budget-constrained environment. As our bottom-line results indicate, we have maintained strong fiscal discipline by managing resources on volume-sensitive contracts and ramped new business effectively while strategically growing our base of operations.”

Operations Segment

For the fiscal 2010 third quarter, Operations Segment revenue increased 18.7% (or 14.9% on a constant currency basis) to $196.5 million compared to $165.5 million for the third quarter of fiscal 2009. Operations Segment operating income for the third quarter grew 30.5% to $25.0 million compared to $19.1 million in the third quarter of last year. Operating margin for the quarter was 12.7%. Year-over-year revenue and profit expansion in the Segment were driven by strong growth in the Company’s international employment services operations in Australia and the United Kingdom.

Consulting Segment

For the fiscal 2010 third quarter, Consulting Segment revenue was $14.2 million compared to $10.9 million for the same period last year. Consulting Segment operating income for the fiscal 2010 third quarter was $604,000, with an operating margin of 4.3%.

New Sales and Sales Pipeline

At July 30, 2010, year-to-date signed contract awards totaled $379 million and new contracts pending (awarded, but unsigned) totaled $916 million, which includes approximately $750 million related to three large contracts where the Company has been notified of award and is in final contract negotiations.

Sales opportunities (pipeline) at July 30, 2010 totaled $1.8 billion (consisting of $241 million in proposals pending, $113 million in proposals in preparation, and $1,442 million in proposals tracking) compared to $928 million the prior year.

Balance Sheet and Cash Flows

At June 30, 2010, the Company reported cash and cash equivalents of $153.1 million. Days Sales Outstanding (DSO) from continuing operations improved to 62 days, on a sequential basis, driven by increased collections in the third quarter.

The Company continues to generate strong cash flows driven by solid net income. As a result, cash provided by operating activities totaled $49.6 million with free cash flow of $43.2 million for the third quarter of 2010. The Company defines free cash flow as cash provided by operating activities from continuing operations less property, equipment, and capitalized software expenditures.

MAXIMUS remains committed to returning excess cash to shareholders. During the fiscal 2010 third quarter, the Company purchased 135,936 shares of MAXIMUS common stock for $8.0 million under the Board-authorized share repurchase program. At June 30, 2010, the Company had $38.1 million available under the program. MAXIMUS also paid a cash dividend of $0.12 per share on May 28, 2010 to shareholders of record as of May 14, 2010. Subsequent to quarter end, the Company declared a quarterly cash dividend of $0.12 per share payable on August 31, 2010 to shareholders of record as of August 16, 2010.

Outlook

The Company is slightly revising its revenue guidance and now expects revenue from continuing operations in the range of $828 million to $838 million due to lower volumes on certain performance-based projects where the Company has continued to manage costs effectively and achieve its earnings objectives. In addition, MAXIMUS is narrowing the range on its previous earnings guidance. The Company now expects adjusted earnings per diluted share from continuing operations to be in the range of $3.55 to $3.60, which is at the top end of its prior guidance range of $3.50 to $3.60.

Website Presentation, Conference Call, and Web Cast Information

MAXIMUS will host a conference call this morning, August 5, 2010, at 9:00 a.m. (ET). The Company has also posted a presentation on its website, under the Investor Relations page, for analysts to follow during the conference call. The call can be accessed through the Investor Relations page of the Company’s website at www.maximus.com or by calling:

877.407.8289 (Domestic)/201.689.8341 (International)

For those unable to listen to the live call, a replay will be available through August 19, 2010. Callers can access the replay by calling:

877.660.6853 (Domestic)/201.612.7415 (International)
Replay account number: 316
Replay conference ID number: 354155

About MAXIMUS

MAXIMUS is a leading provider of government services worldwide and is devoted to providing health and human services program management and consulting services to its clients. The Company has more than 6,500 employees located in more than 220 offices in the United States, Canada, Australia, the United Kingdom, and Israel. Additionally, MAXIMUS is included in the Russell 2000 Index and the S&P SmallCap 600 Index.

Statements that are not historical facts, including statements about the Company's confidence and strategies and the Company's expectations about revenues, results of operations, profitability, future contracts, market opportunities, market demand or acceptance of the Company's products are forward-looking statements that involve risks and uncertainties. These uncertainties could cause the Company's actual results to differ materially from those indicated by such forward-looking statements and include reliance on government clients; risks associated with government contracting; risks involved in managing government projects; legislative changes and political developments; opposition from government unions; challenges resulting from growth; adverse publicity; and legal, economic, and other risks detailed in Exhibit 99.1 to the Company's most recent Quarterly Report filed with the Securities and Exchange Commission, found on www.maximus.com.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to MAXIMUS financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. MAXIMUS management believes providing investors with this information gives additional insights into MAXIMUS results of operations. While MAXIMUS management believes that these non-GAAP financial measures are useful in evaluating MAXIMUS operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

MAXIMUS, Inc.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	September 30, 2009	June 30, 2010
		(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$87,815	$153,059
Restricted cash	3,919	3,753
Accounts receivable — billed, net of reserves of $5,812 and $1,484	132,058	122,611
Accounts receivable — unbilled	16,706	19,598
Note receivable	736	—
Income taxes receivable	7,501	—
Deferred income taxes	5,389	8,017
Prepaid expenses and other current assets	19,749	21,757
Current assets of discontinued operations	18,238	9,368
Total current assets	292,111	338,163

Property and equipment, at cost	98,781	109,708
Less accumulated depreciation and amortization	(53,495)	(62,887)
Property and equipment, net	45,286	46,821
Capitalized software	26,475	32,830
Less accumulated amortization	(7,506)	(10,049)
Capitalized software, net	18,969	22,781
Deferred contract costs, net	8,206	6,863
Goodwill	61,029	67,806
Intangible assets, net	2,455	8,128
Deferred income taxes	1,239	—
Other assets, net	3,939	3,816
Total assets	$433,234	$494,378

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$44,368	$55,834
Accrued compensation and benefits	31,713	37,941
Deferred revenue	22,177	35,385
Acquisition-related contingent consideration	—	906
Income taxes payable	—	823
Other accrued liabilities	15,083	9,577
Liabilities of discontinued operations	14,124	4,565
Total current liabilities	127,465	145,031
Deferred revenue, less current portion	6,527	16,081
Long-term debt	—	1,187
Acquisition-related contingent consideration	—	2,100
Income taxes payable, less current portion	1,871	1,755
Deferred income tax liability	243	2,724
Total liabilities	136,106	168,878

Shareholders’ equity:
Common stock, no par value; 60,000,000 shares authorized; 27,161,849 and 27,358,672 shares issued and 17,599,029 and 17,353,075 shares outstanding at September 30, 2009 and June 30, 2010, at stated amount, respectively	338,739	349,098
Treasury stock, at cost; 9,562,820 and 10,005,597 shares at September 30, 2009 and June 30, 2010, respectively	(319,149)	(341,664)
Accumulated other comprehensive income	8,268	6,673
Retained earnings	269,270	311,393
Total shareholders’ equity	297,128	325,500
Total liabilities and shareholders’ equity	$433,234	$494,378

MAXIMUS, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2009	2010	2009	2010
Revenue	$176,393	$210,659	$523,261	$616,859
Cost of revenue	128,041	153,359	381,471	456,612
Gross profit	48,352	57,300	141,790	160,247
Selling, general and administrative expenses	27,017	31,574	80,145	87,529
Legal and settlement expense (recovery), net	(4,829)	—	(4,461)	(5,351)
Operating income from continuing operations	26,164	25,726	66,106	78,069
Interest and other income, net	129	442	258	729
Income from continuing operations before income taxes	26,293	26,168	66,364	78,798
Provision for income taxes	10,386	9,813	26,214	29,549
Income from continuing operations	15,907	16,355	40,150	49,249

Discontinued operations, net of income taxes:
Income (loss) from discontinued operations	(924)	970	(2,172)	(552)
Loss on disposal	—	—	(5)	—
Income (loss) from discontinued operations	(924)	970	(2,177)	(552)

Net income	$14,983	$17,325	$37,973	$48,697

Basic earnings (loss) per share:
Income from continuing operations	$0.91	$0.94	$2.28	$2.82
Income (loss) from discontinued operations	(0.05)	0.05	(0.12)	(0.03)
Basic earnings per share	$0.86	$0.99	$2.16	$2.79

Diluted earnings (loss) per share:
Income from continuing operations	$0.89	$0.91	$2.25	$2.73
Income (loss) from discontinued operations	(0.05)	0.05	(0.12)	(0.03)
Diluted earnings per share	$0.84	$0.96	$2.13	$2.70

Dividends paid per share	$0.12	$0.12	$0.34	$0.36

Weighted average shares outstanding:
Basic	17,503	17,423	17,582	17,476
Diluted	17,839	18,004	17,855	18,015

MAXIMUS, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Nine Months Ended June 30,
	2009	2010
Cash flows from operating activities:
Net income	$37,973	$48,697
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations	2,177	552
Depreciation	6,307	9,556
Amortization	2,080	4,093
Deferred income taxes	22,351	(1,281)
Gain on sale of fixed assets	(51)	—
Deferred interest income on note receivable	312	263
Non-cash equity based compensation	5,628	5,983

Change in assets and liabilities, net of effect of business combinations:
Accounts receivable — billed	7,493	11,065
Accounts receivable — unbilled	(8,111)	(2,762)
Prepaid expenses and other current assets	(10,949)	(2,004)
Deferred contract costs	(3,206)	1,358
Due from insurance carrier	12,500	—
Other assets	308	(136)
Accounts payable	3,418	7,543
Accrued compensation and benefits	(122)	6,727
Deferred revenue	3,389	22,549
Income taxes	(20,042)	9,519
Other liabilities	(35,664)	(1,952)
Cash provided by operating activities — continuing operations	25,791	119,770
Cash provided by (used in) operating activities — discontinued operations	(2,306)	(1,573)
Cash provided by operating activities	23,485	118,197

Cash flows from investing activities:
Proceeds from sale of fixed assets	54	—
Decrease in note receivable	631	473
Purchases of property and equipment	(10,604)	(10,383)
Capitalized software costs	(5,037)	(6,307)
Acquisition of businesses, net of cash acquired	—	(10,673)
Cash used in investing activities — continuing operations	(14,956)	(26,890)
Cash used in investing activities — discontinued operations	(36)	—
Cash used in investing activities	(14,992)	(26,890)

Cash flows from financing activities:
Employee stock transactions	636	2,679
Repurchases of common stock	(30,046)	(22,518)
Payments on capital lease obligations	(417)	—
Tax benefit due to option exercises and restricted stock units vesting	6	1,424
Issuance of long-term debt	—	326
Cash dividends paid	(5,955)	(6,295)
Cash used in financing activities — continuing operations	(35,776)	(24,384)
Cash used in financing activities — discontinued operations	—	—
Cash used in financing activities	(35,776)	(24,384)

Effect of exchange rate changes on cash and cash equivalents	(656)	(1,679)

Net increase (decrease) in cash and cash equivalents	(27,939)	65,244

Cash and cash equivalents, beginning of period	119,605	87,815

Cash and cash equivalents, end of period	$91,666	$153,059

MAXIMUS, Inc.
SEGMENT INFORMATION
(Dollars in thousands)
(Unaudited)

The following table provides certain financial information for each of the Company’s business segments:

	Three Months Ended June 30,				Nine Months Ended June 30,
	2009	% (1)	2010	% (1)	2009	% (1)	2010	% (1)

Revenue:
Operations	$165,522	100%	$196,458	100%	$477,486	100%	$576,580	100%
Consulting	10,871	100%	14,201	100%	45,775	100%	40,279	100%
Total	176,393	100%	210,659	100%	523,261	100%	616,859	100%

Gross profit:
Operations	41,981	25.4%	52,271	26.6%	123,683	25.9%	145,773	25.3%
Consulting	6,371	58.6%	5,029	35.4%	18,107	39.6%	14,474	35.9%
Total	48,352	27.4%	57,300	27.2%	141,790	27.1%	160,247	26.0%

Selling, general, and administrative expense:
Operations	22,854	13.8%	27,311	13.9%	63,866	13.4%	75,114	13.0%
Consulting	4,119	37.9%	4,425	31.2%	15,645	34.2%	12,440	30.9%
Corporate/other	44	NM	(162)	NM	634	NM	(25)	NM
Total	27,017	15.3%	31,574	15.0%	80,145	15.3%	87,529	14.2%

Operating income from continuing operations:
Operations	19,127	11.6%	24,960	12.7%	59,817	12.5%	70,659	12.3%
Consulting	2,252	20.7%	604	4.3%	2,462	5.4%	2,034	5.0%
Consolidating adjustments	(44)	NM	162	NM	(634)	NM	25	NM
Subtotal: Segment operating income	21,335	12.1%	25,726	12.2%	61,645	11.8%	72,718	11.8%
Legal and settlement recovery (expense), net	4,829	NM	—	NM	4,461	NM	5,351	NM
Total	$26,164	14.8%	$25,726	12.2%	$66,106	12.6%	$78,069	12.7%

(1)	Percentage of respective segment revenue. Changes considered not meaningful are marked “NM.”

MAXIMUS, Inc.
Supplemental Pro Forma Diluted EPS from Continuing Operations ("Adjusted EPS")
FY 2009 and Q1, Q2, and Q3 FY 2010
(Unaudited)

	Q1 09	Q2 09	Q3 09	Q4 09	Total FY 09	Q1 10	Q2 10	Q3 10
Diluted EPS from continuing operations-
GAAP basis	$0.69	$0.66	$0.89	$0.80	$3.05	$0.81	$1.02	$0.91

Pro forma adjustments:
Legal and settlement expense (recovery), net	-	0.01	(0.16)	0.01	(0.14)	0.02	(0.21)	-
Severance	-	0.01	-	-	-	-	-	-
Subtotal pro forma adjustments	$0.00	$0.02	($0.16)	$0.01	($0.14)	$0.02	($0.21)	-

Adjusted EPS from continuing operations	$0.69	$0.68	$0.73	$0.81	$2.91	$0.83	$0.81	$0.91

CONTACT:
MAXIMUS, Inc.
Lisa Miles, 800-MAXIMUS x11637